                                                                    EXHIBIT 99.1


                                                                [GLENAYRE LOGO]


News Release

Contact:
Debra Ziola   770 283 2569
Investor.Relations@Glenayre.com

(NASDAQ: GEMS)


                 GLENAYRE ANNOUNCES THIRD QUARTER 2003 RESULTS
   Progress continues towards short-term goal of breakeven operating results


ATLANTA, GA--OCTOBER 27, 2003--Glenayre Technologies, Inc. (NASDAQ: GEMS), today reported revenue of $14.7 million for the third quarter of 2003 compared to $14.6 million for the second quarter of 2003 and $14.5 million for the third quarter of 2002. Gross margins (exclusive of depreciation) from continuing operations were 52 percent for the third quarter of 2003 compared to 43 percent for the second quarter of 2003 and 51 percent for the third quarter of 2002.

As of September 30, 2003, Glenayre reported a total cash and short-term investments balance of $94.4 million, compared to $97.7 million at June 30, 2003. The Company expects to use these funds for capital and operating expenses related to continuing operations, liabilities related to discontinued operations as described below, research and development of new products, development of new markets and potential complementary acquisitions.

The Company reported a loss from continuing operations of ($1.7) million for the third quarter of 2003, or ($0.03) per share, which compares to a loss of ($5.4) million, or ($0.08) per share, for the second quarter of 2003 and a loss of ($4.2) million, or ($0.06) per share, for the third quarter of 2002.

Including discontinued operations, the Company reported net income of $0.5 million, or $0.01 per share, for the third quarter of 2003, compared to a net loss of ($6.5) million, or ($0.10) per share, for the second quarter of 2003 and a net loss of ($1.8) million, or ($0.03) per share, for the third quarter of 2002. During the third quarter of 2003, the Company reported income from the discontinued paging operations of $2.2 million, as a result of the Company's ongoing review of the estimated asset values and liabilities and future commitments related to the discontinued operations. These further adjustments to the original estimates were primarily due to better than expected operating costs, net of recoveries, required to support the on-going obligations.

The Company had assets of $10.4 million relating to discontinued operations at September 30, 2003. The assets are comprised of two facilities that the Company has been actively marketing for sale. Subsequent to September 30, 2003 the Company closed on the sale of its Singapore facility. The Company anticipates closing on the sale of the second facility in Vancouver in the fourth quarter of this year. The Company anticipates receiving approximately $10.4 million in net proceeds as a result of the sale of both these facilities during the fourth quarter.


                - 11360 Lakefield Drive Duluth, GA 30097 USA -
                      t 770 283 1000 - www.Glenayre.com -

The Company also had liabilities of $21.3 million related to the discontinued operations at September 30, 2003. These liabilities consist of employee severance, lease commitments, and other estimated costs associated with exiting the paging business and meeting customer contractual commitments. The Company anticipates that approximately $2 million of the remaining $21.3 million of liabilities related to discontinued operations will be disbursed in the fourth quarter of 2003, approximately $7 to $10 million during 2004, and the remainder in 2005 and beyond.

The Company also reported in a press release earlier today that it had entered into a license and settlement agreement with BellSouth Intellectual Property Marketing Corporation, a subsidiary of BellSouth Corporation, to resolve a patent infringement lawsuit filed previously by BellSouth. The Company reported that the settlement did not have a material financial impact during the third quarter, and that the Company does not anticipate that the settlement and license agreement will have any material adverse impact on its future results.

On August 4, 2003 the Company announced that Eric Doggett, the Company's president and chief executive officer would be leaving the Company during the second half of 2003. The Company confirmed today that Mr. Doggett would depart on October 31, 2003. The Company's chairman, Clarke Bailey, will assume the responsibilities of chief executive officer at that time.

Eric Doggett commented, "Although this marks my last quarter as Glenayre's president and CEO, I am confident that the Company has in place one of the best teams in the industry. I remain a strong believer in the opportunities for Glenayre. I would like to thank the Company's investors, customers, board members, and above all, Glenayre's employees, for their support and commitment over the last four years."

Clarke Bailey, chairman of Glenayre, stated, "I am pleased with the progress the Company continues to make. Our order backlog is up sequentially and year over year. We've reduced our quarterly operating loss from continuing operations by over 60 percent on both a sequential and year over year basis. We continue to maintain a strong balance sheet, with over $94 million in cash and short-term investments at the end of the third quarter, and continue to carry no debt. This balance does not include the approximately $10.4 million in cash we expect to receive in the fourth quarter from the sale of our discontinued operations facilities. Further, we continue to progress towards our short-term goal of breakeven operating results."

During the second half of 2003, Glenayre made a number of significant announcements relating to its products and sales, including:

         - A four-year, $8 million OEM agreement to supply a major US wireless carrier

         - A direct sale to a major US wireless carrier valued at over $8.3 million for deliveries in the third and fourth quarter of 2003

         - Approval from Nortel Networks for the interoperability of Glenayre's Versera MMSc, HDMu and UCS products with Nortel's GSM and GPRS wireless infrastructure

Bailey explained, "These successes have provided us with a stronger backlog for the fourth quarter. While this is a positive indicator, the fact that our fourth quarter has typically experienced slower sales due to seasonality, coupled with continued volatility in the market, makes it somewhat difficult to predict the actual timing of sales."

ABOUT GLENAYRE

Glenayre is a global provider of enhanced services and messaging solutions for service providers including wireless, fixed network, ISP and broadband. Glenayre systems are designed on open platforms with a standards-based architecture supporting IP and traditional telephony networks for an evolution from 2G to 2.5G and 3G services. More than 200 service providers in over 60 countries have deployed Glenayre messaging solutions for voice, fax and e-mail messaging, including one number services, voice navigation and voice dialing, mailbox out-dialing and one-button call return. Glenayre, headquartered in Atlanta, Georgia, has been providing carrier-grade communications solutions for the global market for over 40 years. For more information, please visit www.Glenayre.com.

SAFE HARBOR STATEMENT

This news release contains statements that may be forward looking within the meaning of applicable securities laws. The statements may include projections regarding future revenues and earnings results, and are based upon the Company's current forecasts, expectations and assumptions, which are subject to a number of risks and uncertainties that could cause the actual outcomes and results to differ materially. These results and uncertainties are discussed in the Company's most recently filed Annual Report on Form 10-K and quarterly report on Form 10-Q. These factors include, but are not limited to, restructuring activities; effective convergence of technologies; potential market changes resulting from rapid technological advances; competition; variability of quarterly results and dependence on key customers; volatility of stock price and risk of delisting from the NASDAQ National Market; ability to attract and retain key personnel; proprietary technologies; potential changes in government regulation; potential acquisitions and strategic investments; continuation and expansion of third party agreements; litigation; international business risks and continued terrorist attacks, war or other civil disturbances.

                                     # # #

           Glenayre, Versera and the Glenayre logo are trademarks of
                          Glenayre Electronics, Inc.


                - 11360 Lakefield Drive Duluth, GA 30097 USA -
                      t 770 283 1000 - www.Glenayre.com -

                          GLENAYRE TECHNOLOGIES, INC.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)


                                                                           SEPTEMBER 30, 2003    DECEMBER 31, 2002
                                                                           ------------------    -----------------
                                                                              (UNAUDITED)

ASSETS
Current Assets:
Cash and cash equivalents                                                      $  52,644             $  64,116
Short-term investments                                                            38,567                43,884
Restricted Cash                                                                    3,148                   217
Accounts receivable, net                                                          10,983                 5,584
Inventories, net                                                                   6,657                 6,943
Assets, net, discontinued operations                                              10,431                11,709
Prepaid expenses and other current assets                                          2,608                 6,698
                                                                               ---------             ---------
    Total Current Assets                                                         125,038               139,151
Property, plant and equipment, net                                                 8,339                 5,858
Other assets                                                                         774                   795
                                                                               ---------             ---------
TOTAL ASSETS                                                                   $ 134,151             $ 145,804
                                                                               =========             =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable                                                               $   3,451             $   3,226
Accrued liabilities                                                               24,990                22,497
Accrued liabilities, discontinued operations                                      10,492                10,574
                                                                               ---------             ---------
    Total Current Liabilities                                                     38,933                36,297
Other liabilities                                                                  6,016                 6,416
Accrued liabilities, discontinued operations - noncurrent                         10,780                15,299
Stockholders' Equity:
Preferred stock, $.01 par value; authorized: 5,000,000 shares,
    no shares issued and outstanding                                                  --                    --
Common stock, $.02 par value; authorized: 200,000,000 shares,
    outstanding: 2003 - 66,035,449 shares; 2002 - 65,448,353 shares                1,320                 1,308
Contributed capital                                                              362,002               361,485
Accumulated deficit                                                             (285,488)             (275,001)
Cumulative Translation Adjustment                                                    588                    --
                                                                               ---------             ---------
    Total Stockholders' Equity                                                    78,422                87,792
                                                                               ---------             ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                     $ 134,151             $ 145,804
                                                                               =========             =========

                          GLENAYRE TECHNOLOGIES, INC.
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)


                                                                                    THREE MONTHS ENDED
                                                                                       SEPTEMBER 30,
                                                                                -----------------------------
                                                                                  2003                 2002
                                                                                --------             --------

REVENUES:
     Product sales                                                              $ 10,199             $  9,466
     Service revenues                                                              4,508                4,989
                                                                                --------             --------
         Total Revenues                                                           14,707               14,455
                                                                                --------             --------
COST OF REVENUES (EXCLUSIVE OF DEPRECIATION SHOWN SEPARATELY BELOW):
     Cost of sales                                                                 4,684                4,720
     Cost of services                                                              2,370                2,348
                                                                                --------             --------
         Total Cost of Revenues                                                    7,054                7,068
                                                                                --------             --------
GROSS MARGIN (EXCLUSIVE OF DEPRECIATION
     SHOWN SEPARATELY BELOW):                                                      7,653                7,387
OPERATING EXPENSES:
     Selling, general and administrative expense                                   4,802                5,948
     Provision for doubtful receivables, net of recoveries                           (56)                (510)
     Research and development expense                                              4,148                4,143
     Restructuring expense                                                           333                  199
     Depreciation expense                                                            325                2,537
                                                                                --------             --------
         Total Operating Expenses                                                  9,552               12,317
                                                                                --------             --------
OPERATING LOSS                                                                    (1,899)              (4,930)
                                                                                --------             --------
OTHER INCOME (EXPENSES):
     Interest income, net                                                            273                  709
     Gain (loss) on disposal of assets, net                                           --                  (20)
     Other (loss), net                                                               (36)                (115)
                                                                                --------             --------
          Total Other Income                                                         237                  574
                                                                                --------             --------
LOSS FROM OPERATIONS BEFORE INCOME TAXES                                          (1,662)              (4,356)
     Provision (benefit) for income taxes                                             11                 (190)
                                                                                --------             --------
LOSS FROM CONTINUING OPERATIONS                                                   (1,673)              (4,166)
INCOME FROM DISCONTINUED OPERATIONS                                                2,184                2,371
                                                                                --------             --------
NET INCOME (LOSS)                                                               $    511             $ (1,795)
                                                                                ========             ========

INCOME (LOSS) PER WEIGHTED AVERAGE COMMON SHARE(1):
Loss from continuing operations                                                 $  (0.03)            $  (0.06)
Income from discontinued operations                                                 0.03                 0.04
                                                                                --------             --------
Net income (loss) per weighted average common share                             $   0.01             $  (0.03)
                                                                                ========             ========

INCOME (LOSS) PER COMMON SHARE --- ASSUMING DILUTION(1):
Loss from continuing operations                                                 $  (0.03)            $  (0.06)
Income from discontinued operations                                                 0.03                 0.04
                                                                                --------             --------
Net income (loss) per weighted average common share                             $   0.01             $  (0.03)
                                                                                ========             ========


(1) Income (loss) per weighted average common share amounts are rounded to the nearest $.01; therefore, such rounding may slightly impact amounts presented.

                          GLENAYRE TECHNOLOGIES, INC.
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)


                                                                                    NINE MONTHS ENDED
                                                                                       SEPTEMBER 30,
                                                                                -----------------------------
                                                                                  2003                 2002
                                                                                --------             --------

REVENUES:
     Product sales                                                              $ 30,026             $ 42,549
     Service revenues                                                             12,652               13,447
                                                                                --------             --------
         Total Revenues                                                           42,678               55,996
                                                                                --------             --------
COST OF REVENUES (EXCLUSIVE OF DEPRECIATION SHOWN SEPARATELY BELOW):
     Cost of sales                                                                13,993               17,163
     Cost of services                                                              7,700                7,102
                                                                                --------             --------
         Total Cost of Revenues                                                   21,693               24,265
                                                                                --------             --------
GROSS MARGIN (EXCLUSIVE OF DEPRECIATION
     SHOWN SEPARATELY BELOW):                                                     20,985               31,731
OPERATING EXPENSES:
     Selling, general and administrative expense                                  18,321               21,242
     Provision for doubtful receivables, net of recoveries                          (271)                (851)
     Research and development expense                                             14,131               12,585
     Restructuring expense                                                         2,137                  566
     Depreciation expense                                                            733                7,047
                                                                                --------             --------
         Total Operating Expenses                                                 35,051               40,589
                                                                                --------             --------
OPERATING LOSS                                                                   (14,066)              (8,858)
                                                                                --------             --------
OTHER INCOME (EXPENSES):
     Interest income, net                                                          1,158                1,708
     Gain on disposal of assets, net                                                  14                   13
     Realized and unrealized loss on securities, net                                  --                 (250)
     Other gain (loss), net                                                           60                  (16)
                                                                                --------             --------
          Total Other Income                                                       1,232                1,455
                                                                                --------             --------
LOSS FROM OPERATIONS BEFORE INCOME TAXES                                         (12,834)              (7,403)
     Provision (benefit) for income taxes                                             39               (2,603)
                                                                                --------             --------
LOSS FROM CONTINUING OPERATIONS                                                  (12,873)              (4,800)
INCOME FROM DISCONTINUED OPERATIONS                                                2,386               18,229
                                                                                --------             --------
NET INCOME (LOSS)                                                               $(10,487)            $ 13,429
                                                                                ========             ========

INCOME (LOSS) PER WEIGHTED AVERAGE COMMON SHARE(1):
Loss from continuing operations                                                 $  (0.20)            $  (0.07)
Income from discontinued operations                                                 0.04                 0.28
                                                                                --------             --------

Net income (loss) per weighted average common share                             $  (0.16)            $   0.21
                                                                                ========             ========

INCOME (LOSS) PER COMMON SHARE --- ASSUMING DILUTION(1):
Loss from continuing operations                                                 $  (0.20)            $  (0.07)
Income from discontinued operations                                                 0.04                 0.28
                                                                                --------             --------
Net income (loss) per weighted average common share                             $  (0.16)            $   0.21
                                                                                ========             ========


(1) Income (loss) per weighted average common share amounts are rounded to the nearest $.01; therefore, such rounding may slightly impact amounts presented.

                          GLENAYRE TECHNOLOGIES, INC.
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)


                                                                    THREE MONTHS ENDED                NINE MONTHS ENDED
                                                                       SEPTEMBER 30,                    SEPTEMBER 30,
                                                                 -------------------------        -------------------------
                                                                   2003            2002             2003            2002
                                                                 --------        ---------        --------        ---------

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES              $ (6,183)       $   4,822        $(14,102)       $  14,257

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchases of property, plant and equipment                      (410)            (561)         (3,216)          (2,011)
     Proceeds from sale of building and equipment                      --               43              --            4,560
     Maturities (investment in) short-term securities, net         11,158          (30,862)          5,317          (35,862)
     Proceeds from sale of available-for-sale securities               --               --              --              406
                                                                 --------        ---------        --------        ---------
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                10,748          (31,380)          2,101          (32,907)
                                                                 --------        ---------        --------        ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Issuance of common stock                                         328              139             563              466
     Purchase of treasury stock                                        --               --             (34)              --
                                                                 --------        ---------        --------        ---------
NET CASH PROVIDED BY FINANCING ACTIVITIES                             328              139             529              466
                                                                 --------        ---------        --------        ---------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                4,893          (26,419)        (11,472)         (18,184)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                   47,751           97,384          64,116           89,149
                                                                 --------        ---------        --------        ---------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                       $ 52,644        $  70,965        $ 52,644        $  70,965
                                                                 ========        =========        ========        =========

SUPPLEMENTAL DATA:

RECONCILIATION OF CASH AND CASH
  EQUIVALENTS TO CASH, SHORT-TERM INVESTMENTS
  AND RESTRICTED CASH:

Cash and cash equivalents                                        $ 52,644        $  70,965        $ 52,644        $  70,965
Short-term investments                                             38,567           35,862          38,567           35,862
Restricted Cash                                                     3,148              217           3,148              217
                                                                 --------        ---------        --------        ---------
CASH AND SHORT-TERM INVESTMENTS                                  $ 94,359        $ 107,044        $ 94,359        $ 107,044
                                                                 ========        =========        ========        =========